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                        MICHAEL TROKEY & COMPANY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                               10411 CLAYTON ROAD
                             ST. LOUIS, MO  63131
                                (314) 432-0996



    We hereby consent to the incorporation by reference and use of our report, dated
December 1, 1999, on the consolidated financial statements of Perry County Financial
Corporation which appears in Perry County Financial Corporation's Annual Report of
Shareholders and Form 10-KSB for the year ended September 30, 1999 in Perry County
Financial Corporation's previously filed Registration Statement on Form S-8 (Registration
No. 333-4168 and 333-4170).

                                          Michael Trokey & Company, P.C.

St. Louis, Missouri
December 21, 1999
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